UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
October 26, 2007

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CELADON GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-23192	13-3361050
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9503 East 33rd Street One Celadon Drive, Indianapolis, IN	46235
(Address of principal executive offices)	(Zip Code)

(317) 972-7000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

      At its regularly scheduled meeting on October 26, 2007, the Compensation Committee of the Board of Directors (the "Compensation Committee") of Celadon Group, Inc., a Delaware corporation, (the "Company"), met to determine the annual award of equity compensation for certain executive officers of the Company under the Company’s 2006 Omnibus Incentive Plan.  The Compensation Committee granted stock options as follows:

Name and Position	Number of Stock Options Granted

Stephen Russell Chairman of the Board and Chief Executive Officer	308,284

Paul Will Vice Chairman of the Board, Chief Financial Officer, Executive Vice President, Treasurer, and Assistant Secretary	147,206

Chris Hines President and Chief Operating Officer	40,000

Jon Russell Executive Vice President-Logistics	25,000

Kenneth Core Vice President and Secretary	10,000

The stock options granted to each of the individuals named above will vest twenty-five percent (25%) on each of the first, second, third, and fourth anniversaries of the date of grant.  The stock options terminate after ten (10) years and have an exercise price of $8.67, the closing price of the Company’s common stock as reported on the Nasdaq Global Select Market on the grant date.

The Compensation Committee based the stock option grants to the executive officers upon (i) a desire to more closely align the executives’ interests with those of the Company’s stockholders; (ii) a desire to encourage long term retention of the Company’s executives; (iii) the impact of equity compensation grants to the Company’s consolidated financial statements; and (iv) the responsibilities and duties of each executive as related to the Company’s performance. The Compensation Committee also considered the current holdings of the Company’s common stock of each executive and the composition and value of the total compensation package of each executive in determining the stock option grants.

In determining the equity compensation awarded to each of Stephen Russell and Paul Will, the Compensation Committee adopted a formula based upon a multiple of the recipient’s annual salary divided by the compensation value of the option determined in accordance with the Black-Scholes option pricing model. The Compensation Committee adopted the formula to (i) establish a target level for equity compensation to be granted to Messrs. Stephen Russell and Will; and (ii) provide an objective, more transparent method to determine equity compensation of Messrs. Stephen Russell and Will.  In addition to the options granted to Mr. Will pursuant to the formula previously described, the Compensation Committee awarded an additional 25,000 options to Mr. Will based on his overall contribution to the Company in relation to his total compensation and the desire to increase his equity-based linkage to the Company.

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELADON GROUP, INC.

Date: October 31, 2007	By:	/s/ Stephen Russell
Stephen Russell
Chairman and Chief Executive Officer